Exhibit 2(k)(i)

                            ADMINISTRATION AGREEMENT

     This AGREEMENT made this 15th day of December, 2000 between ING Pilgrim Senior Income Fund (the "Fund"), a Delaware business trust, and ING Pilgrim Group, Inc. (the "Administrator"), a Delaware corporation.

     WHEREAS, the Fund is an closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund operates as a closed-end interval fund pursuant to Rule 23c-3 under the 1940 Act;

     WHEREAS, the Fund desires to avail itself of the services of the Administrator for the provision of administrative services for the Fund; and

     WHEREAS, the Administrator is willing to render such services to the Fund;

     NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

     1. APPOINTMENT. The Fund hereby appoints the Administrator, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide administrative services, as described herein, with respect to the Fund. The Administrator accepts such appointment and agrees to render the services set forth herein.

     2. SERVICES OF THE ADMINISTRATOR. Subject to the general supervision of the Board of Trustees of the Fund, the Administrator shall provide the following administrative services:

     (a) Provide all administrative services reasonably necessary for the operation of the Fund other than the investment advisory services performed by the investment manager or sub-adviser, including, but not limited to: (i) coordinating all matters relating to the operation of the Fund, including any necessary coordination among the investment manager, custodian, transfer agent, dividend disbursing agent, and portfolio accounting agent (including pricing and
valuation  of  the  portfolio),   accountants,   attorneys,  and  other  parties
performing  services or  operational  functions  for the Fund;  (ii) monitor the
provisions  of  the  loan   agreements  and  any  agreements   with  respect  to
participations and assignments and be responsible for recordkeeping with respect to loans in the Fund's portfolio; (iii) maintaining or supervising the maintenance by third parties engaged by the Fund of such books and records of the Fund as may be required by applicable federal or state law; (iv) preparing or supervising the preparation by third parties selected by the Fund of all federal, state, and local tax returns and reports required by applicable law;
(v) preparing and filing, with the assistance of counsel, and arranging for the distribution of proxy materials and periodic reports to shareholders as required by applicable law; (vi) preparing and arranging for the filing, with the assistance of counsel, of registration statements and other documents with the
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Securities  and  Exchange  Commission  (the  "SEC") and other  federal and state regulatory authorities as may be required by applicable law; (vii) taking such other action with respect to the Fund as may be required by applicable law, including without limitation the rules and regulations of the SEC and other regulatory agencies; (viii) providing the Fund, at the Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for operation of the Fund as contemplated in this Agreement; (ix) assist the Fund in conducting periodic repurchase offers in accordance with Rule 23c-3 under the 1940 Act; (x) arranging for meetings of the Fund's Board of Trustees and, in connection therewith, providing the Board with
necessary  or  appropriate   information   for  its  meetings;   (xi)  providing
non-investment related statistical and research data and such other reports, evaluations and information as the Fund may request from time to time; (xii) maintaining the Fund's existence, and during such time as shares of the Fund are publicly offered, maintaining the registration and qualification of the Fund's shares under federal and state law; and (xiii) responding to inquiries from
shareholders  or  their  agents  or   representatives   relating  to  the  Fund,
concerning, among other things, exchanges among funds, or referring any such inquiries to the Fund's officers or transfer agent. Nothing in this provision shall be deemed to inhibit the Fund or its officers from engaging, at the expense of the Fund, other persons to assist in providing administrative services to the Fund including, but not limited to, accounting agents,
recordkeeping  agents,  proxy  solicitation  agents,   attorneys,   accountants,
consultants and others.

     (b) Render to the Board of Trustees of the Fund such periodic and special reports as the
Board may reasonably request;

     (c) Make available its officers and employees to the Board of Trustees and officers of the Fund for consultation and discussions regarding the administration of the Fund and the services provided to the Fund under this Agreement; and

     (d) Develop and implement, if appropriate, management and shareholder services designed to enhance the value or convenience of the Fund as an investment vehicle.

     3. CONFORMITY WITH APPLICABLE LAW. The Administrator, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Fund and with the instructions and directions of the Board of Trustees of the Fund and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

     4. EXCLUSIVITY. The services of the Administrator to the Fund under this Agreement are not to be deemed exclusive, and the Administrator, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as its services hereunder are not impaired thereby.

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     5. EXPENSES.  During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Fund under this Agreement and such expenses as are assumed by the investment manager pursuant to an Investment Management Agreement. The Fund shall be responsible for all of the
other  expenses  of  its  operations,   including,   without   limitation,   the
administration fee payable hereunder; advisory fees; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; fees of accountants and accounting services; the expense of obtaining quotations for calculating the Fund's net asset value; taxes, if any, and the preparation of the Fund's tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Fund under federal and state laws and regulations; all expenses of periodic repurchase offers and of preparing, printing, and mailing repurchase offer material to shareholders; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with
shareholder  and  trustee  meetings;   expenses  of  printing  and  distributing
prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Fund who are not "interested persons" of the Fund as that term is defined in the 1940 Act; trade association dues; insurance premiums; and extraordinary expenses such as litigation expenses. To the extent the Administrator incurs any costs or performs any services which are an obligation of the Fund, as set forth herein, the Fund shall promptly reimburse the Administrator for such costs and expenses. To the extent the services for which the Fund is obligated to pay are performed by the Administrator, the Administrator shall be entitled to recover from the Fund only to the extent of its costs for such services.

     6. COMPENSATION.

     (a) The Fund agrees to pay to the Administrator, and the Administrator agrees to accept, as full compensation for all administrative services furnished or provided to the Fund and as full reimbursement for all expenses assumed by the Administrator, an administration fee computed at the annual rate of 0.10% of the managed assets of the Fund. For purposes of this Agreement, "managed assets" shall mean the average daily gross asset value of the Fund, minus the sum of the Fund's accrued and unpaid dividends on any outstanding Preferred Shares and accrued liabilities (other than liabilities for principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and liquidation preference of any outstanding Preferred Shares.)

     (b) The administration fee shall be accrued daily by the Fund and paid to the Administrator at the end of each calendar month.

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     7.  LIABILITY  OF  THE   ADMINISTRATOR.   The  Administrator  may  rely  on
information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Administrator nor its stockholders, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful
misfeasance,   bad  faith,  or  gross  negligence  in  the  performance  of  the
Administrator's   duties,   or  by  reason   of   reckless   disregard   of  the
Administrator's obligations and duties under this Agreement. The liability incurred by the Administrator pursuant to this paragraph 7 in any year shall be limited to the revenues of the Administrator derived from the Fund in that fiscal year of the Fund. The Administrator shall look solely to Fund property for satisfaction of claims of any nature against the Fund or a trustee, officer, employee or agent of the Fund arising in connection with the affairs of the Fund.

     8. CONTINUATION AND TERMINATION. This Agreement shall become effective on the date first written above. Unless terminated as provided herein, the Agreement shall continue in full force and effect for two (2) years from the effective date of this Agreement, and shall continue from year to year thereafter so long as such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Fund, including a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund or the Administrator.

     This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Fund on sixty (60) days' written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on sixty (60) days' written notice to the Fund.

     9.   COUNTERPARTS.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original.

     10. APPLICABLE LAW.

     (a) This Agreement shall be governed by the laws of the State of Arizona, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

     (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

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     (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        ING PILGRIM SENIOR INCOME FUND


                                        By: /s/ Daniel A. Norman
                                           -------------------------------------
                                           Daniel A. Norman
                                           Senior Vice President


                                        ING Pilgrim Group, inc.



                                        By: /s/ James M. Hennessy
                                           -------------------------------------
                                           James M. Hennessy
                                           Senior Executive Vice President


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